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                                                                    EXHIBIT 23.2

                           ANDERSON ASSOCIATES, LLP

                         Certified Public Accountants
                                7621 Fitch Lane
                           Baltimore, Maryland 21236
                                 410-882-8050


                                    CONSENT


        We consent to the use in Baltimore County Savings Bank, F.S.B.'s applications on Form MHC-1, Form MHC-2 and Application H-(e)1 and the registration statement on Form SB-2 of our report on the financial statements of Baltimore County Savings Bank, F.S.B., included therein and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/ Anderson Associates LLP

ANDERSON ASSOCIATES, LLP


January 21, 1998
Baltimore, Maryland